PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except  per share amounts)

	Three Months Ended		Nine Months Ended
	July 29	July 30	July 29	July 30
	2007	2006	2007	2006
Net sales	$104,301	$108,160	$319,908	$339,579
Costs and expenses:
Cost of sales	80,595	75,256	240,344	228,685
Selling, general and administrative	16,039	15,524	46,922	46,438
Research and development	4,241	6,741	13,285	22,985
	3,426	10,639	19,357	41,471

Consolidation, restructure, and related charges	-	(1,790)	-	(13,216)
Gain on sale of facility	-	-	2,254	-
Operating income	3,426	8,849	21,611	28,255
Other income (expense), net	867	(1,274)	1,012	4,292
Income before income taxes and minority interest	4,293	7,575	22,623	32,547
Income tax benefit (provision)	(1,126)	(1,692)	3,962	(9,324)
Income before minority interest	3,167	5,883	26,585	23,223
Minority interest	(929)	(1,328)	(2,424)	(3,710)
Net income	$2,238	$4,555	$24,161	$19,513

Earnings per share:
Basic	$0.05	$0.11	$0.58	$0.47
Diluted	$0.05	$0.11	$0.53	$0.45

Weighted average number of common shares
outstanding:
Basic	41,558	41,383	41,515	41,344
Diluted	41,864	41,735	51,355	51,036